                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) MARCH 2, 1999



                           INTERNATIONAL BARTER CORP.
             (Exact Name of Registrant as Specified in its Charter)


                                     NEVADA
                          (State or Other Jurisdiction
                                of Incorporation)

           0-24005                                       91-1739746
  (Commission File Number)                       (IRS Employer Identification
                                                           Number)


                           INTERNATIONAL BARTER CORP.
                      21400 INTERNATIONAL BLVD., SUITE 207
                            SEATTLE, WASHINGTON 98198
                    (Address of Principal Executive Offices)


                                 (206) 870-9290
                  (Registrant's Telephone, Including Area Code)





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                           INTERNATIONAL BARTER CORP.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On March 2, 1999, pursuant to a Share Purchase Agreement ("Purchase Agreement") among International Barter Corp. ("IBC"), Barter Business Exchange, Inc. ("BBE"), an Ontario corporation, and Bob Bagga ("Bagga"), the selling shareholder of BBE, IBC acquired one hundred percent (100%) of the issued and outstanding shares of BBE ("Shares") from Bagga, the seller, and registered and beneficial owner of all the issued and outstanding shares of BBE. A copy of the Purchase Agreement is filed as an exhibit to this report and is incorporated by reference. Unless otherwise specified, all dollar amounts stated in this report are denominated in Canadian dollars.

     The total amount of consideration payable by IBC to Bagga, pursuant to the Purchase Agreement is CN $2,450,000. The aggregate consideration payable to Bagga is subject to adjustment and includes: (i) the payment of CN $850,000 (including funds advanced Bagga prior to closing) and payment in lawful money of the United States of the amount of $US 100,000; (ii) a Promissory Note (the "Note") in the principal amount of CN $850,000 (subject to adjustment, if applicable, pursuant to the terms of the Purchase Agreement); (iii) the payment of IBC Trade Dollars (barter dollars) in the amount of CN $250,000; and (iv) the issuance by IBC to Bagga of 150,000 shares of IBC common stock which have a minimum aggregate value, upon registration and resale, of CN $350,000.

     The Note in the principal amount of CN $850,000 is subject to reduction, if applicable, pursuant to the terms of the Share Purchase Agreement. The Note provides that the principal will be reduced by the amount, if any, that 10% of the consolidated cash revenues of BBE for the period from March 1, 1999 to February 29, 2000, is less than CN $750,000. If the cash revenues of BBE exceed CN $750,000 during this period, then IBC will pay Bagga the amount over CN $750,000 in equivalent value of common shares of IBC. These shares must be registered and freely tradeable, with a value per share equal to the closing trading price on the business day immediately preceding March 1, 2000. The 10% cash revenues do not include trade dollar revenues, and include any incremental cash revenues to IBC from any acquisitions by BBE of a majority interest (whether for cash or shares) in any entities during the period, including cash revenues derived from strategic alliances or joint ventures, provided that only any increase in cash revenues after the effective date of the acquisition are included. A copy of the Note is filed as an exhibit to this report and is incorporated by reference.

     The obligations of IBC under the Note are secured by a Share Pledge Agreement, by which IBC pledged the Shares to Bagga. The Share Pledge Agreement constitutes a security interest in first position until such time as the Note is paid and IBC's obligations have been satisfied. A copy of the Share Pledge Agreement is filed as an exhibit to this report and is incorporated by reference.

     IBC agreed to register the resale of the 150,000 shares issued to Bagga within sixty (60) days after Closing. Upon registration, the IBC Shares shall have a minimum aggregate value of Three Hundred Fifty Thousand Dollars (CN $350,000). In the event the minimum aggregate value falls below this amount, then IBC will make up the difference, at its option, either by (i) a payment of cash; or (ii) through the issuance of additional shares of common stock of IBC.

     The purchase price and the terms for the transaction were determined in arms-length negotiations between the parties. Each of the parties acknowledge that the determination of the Purchase price is based on assumptions relating to the financial condition of the Corporation disclosed to IBC through representations made by Bagga and the unaudited financial statements



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prepared by BBE. The Purchase price is subject to adjustment to account for any change in the revenues, accounts receivables, inventory, trade exchange deficit and liabilities of BBE. In the event the financial condition of BBE differs from the assumptions at Closing, the parties will enter into good faith negotiations for a period not to exceed ten (10) business days from the closing. If the parties cannot agree on an adjustment to the purchase price within the ten (10) business days, then neither party will be obligated to consummate the acquisition of the Purchased Shares under the Share Purchase Agreement. In that event Bagga will be obligated to repay the principal amount of the Bridge Loan to IBC, together with interest calculated at eight percent (8.0%) per annum.

Item 7. Financial Statements and Exhibits

     (a)  FINANCIAL STATEMENTS OF BARTER BUSINESS EXCHANGE, INC.

          The Financial Statements of the acquired business, which are required to be filed pursuant to Item 7(a) of Form 8-K, were not available at the time of filing this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          The Pro Forma Financial Information required to be filed pursuant to
          Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

     (c)  EXHIBITS.

Exhibit No.    Description
-----------    -----------
10.9           Share Purchase  Agreement  among Bob Bagga and  International  Barter Corp. and
               Business Barter Exchange, Inc.

10.10          Share Pledge Agreement between  International  Barter Corp., and Bob Bagga, and
               Business Barter Exchange, Inc.

10.11          Promissory Note.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BARTER CORP.
(Registrant)

By: /s/ Steven White
    ------------------------------------
Steven White
President and Chief Executive Officer


By: /s/ Kevin R. Andersen
    ------------------------------------
Chief Financial Officer


Date:  March 15, 1999



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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
10.9           Share Purchase  Agreement  among Bob Bagga and  International  Barter Corp. and
               Business Barter Exchange, Inc.

10.10          Share Pledge Agreement between  International  Barter Corp., and Bob Bagga, and
               Business Barter Exchange, Inc.

10.11          Promissory Note.



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